EXHIBIT 32

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Elanco Animal Health Incorporated, an Indiana corporation (the “Company”), does hereby certify that, to the best of their knowledge:

The Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 28, 2020	/s/Jeffrey N. Simmons
Jeffrey N. Simmons
President and Chief Executive Officer

Date:	February 28, 2020	/s/Todd S. Young
Todd S. Young
Executive Vice President and Chief Financial Officer